UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1 on

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 10, 2007 (June 6, 2007)

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 amends the Current Report on Form 8-K that Forest Oil Corporation (“Forest”) filed with the Securities and Exchange Commission on June 7, 2007, concerning the completion of its acquisition of The Houston Exploration Company (“Houston Exploration”) pursuant to an agreement and plan of merger dated as of January 7, 2007.  This Current Report on Form 8-K/A amends the Current Report on Form 8-K that Forest filed on June 7, 2007 to include the financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) and to include exhibits under Item 9.01(d).

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Audited consolidated financial statements of Houston Exploration as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, were previously reported and are incorporated herein by reference to Houston Exploration’s Annual Report on Form 10-K for the year ended December 31, 2006, File No. 001-11899, which was filed with the SEC on February 28, 2007, as amended by Amendment No. 1 filed on March 2, 2007 and Amendment No. 2 filed on April 2, 2007.

Unaudited consolidated financial statements of Houston Exploration as of March 31, 2007 and for the three month periods ended March 31, 2007 and 2006, were previously reported and are incorporated herein by reference to Houston Exploration’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, File No. 001-11899, which was filed with the SEC on May 8, 2007, as amended by Amendment No. 1 filed on May 10, 2007.

(b)           Pro Forma Financial Information.

Unaudited pro forma condensed financial statements and explanatory notes relating to Forest’s acquisition of Houston Exploration, including certain financing activities, are attached to this Current Report on Form 8-K/A as Exhibit 99.1 and are filed herewith.

(d)           Exhibits.

Exhibit	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements and Explanatory Notes as of March 31, 2007 or as of January 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: August 10, 2007	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K/A

Exhibit	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements and Explanatory Notes as of March 31, 2007 or as of January 1, 2006.